Consent of Independent Auditors




We consent to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of IDS Life Insurance Company and to the incorporation by reference of our report dated January 20, 2004 with respect to the financial statements of IDS Life Variable Annuity Fund B in Post-Effective Amendment No. 66 to the Registration Statement (Form N-1, No. 2-29358/2-47430) for the registration of the IDS Life Variable Annuity Fund B interests offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 26, 2004